UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2010

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MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive Menomonee Falls, WI		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2010, Magnetek, Inc. (“Magnetek” or “the Company”) announced the appointment of Scott S. Cramer as Vice President, General Counsel and Corporate Secretary of the Company and the resignation of Jolene L. Shellman, who is retiring from her duties as Vice President Legal Affairs and Corporate Secretary of the Company.

The Compensation Committee of Magnetek’s Board of Directors approved the Company’s entry into a Transition, Separation and Complete Release Agreement (the “Agreement”) with Ms. Shellman, relating to Ms. Shellman’s resignation as an officer of the Company.  Under the terms of the Agreement, Ms. Shellman will continue as an employee of the Company until April 23, 2010, during which time she will provide transition services and assist with transfer of duties as requested by the Company.  Other provisions of the Agreement include:

• the continuation of Ms. Shellman’s current salary and benefits through the April 23, 2010, date of termination of her employment with the Company;

• the payment to Ms. Shellman of a lump-sum severance amount of $87,500, payable after April 23, 2010, and within 10 business days after a supplemental release becomes effective;

•                  vesting on April 23, 2010, of Ms. Shellman’s January 24, 2007 grant of stock options to purchase 3,750 shares of Company common stock and her January 30, 2008, grant of stock options to purchase 5,000 shares of Company common stock, provided that Ms. Shellman continues to be employed by Magnetek until such date, and the right of Ms. Shellman to exercise all vested, unexpired stock options for 12 months from April 23, 2010; and

•                  vesting on April 23, 2010, of Ms. Shellman’s restricted stock awards of 9,000 shares granted on January 30, 2008, and 24,114 shares granted on November 11, 2009, provided that Ms. Shellman continues to be employed by Magnetek until such date.

The Agreement also contains mutual releases and certain restrictive covenants, including confidentiality obligations, a covenant not to sue, a two-year non-solicitation obligation relating to customers and employees of the Company, an assignment of intellectual property rights to the Company, and a supplemental release at the end of the transition period.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits

    (d)   Exhibits.

Exhibit Number	Description

10.1	Transition, Separation and Complete Release Agreement dated as of March 2, 2010, between the Company and Jolene L. Shellman

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

Date: March 3, 2010	By:	/s/ Marty J. Schwenner
Marty J. Schwenner
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Transition, Separation and Complete Release Agreement dated as of March 2, 2010 between the Company and Jolene L. Shellman